Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2019 Financial Results
Software Revenues Grew 42% in Q4; Full Year Up 44%
Company Increases Fiscal 2020 Revenue Outlook

SAN FRANCISCO - February 28, 2019 - Splunk Inc. (NASDAQ: SPLK), delivering actions and outcomes from the world of data, today announced results for its fiscal fourth quarter and full year ended January 31, 2019.

Fourth Quarter 2019 Financial Highlights

•	Software revenues were $464 million, up 42% year-over-year.

•	Total revenues were $622 million, up 35% year-over-year.

•	GAAP operating income was $24.2 million; GAAP operating margin was 3.9%.

•	Non-GAAP operating income was $166.4 million; non-GAAP operating margin was 26.8%.

•	GAAP income per share was $0.01; non-GAAP income per share was $0.93.

•	Operating cash flow was $127.4 million with free cash flow of $119.4 million.

Full Year 2019 Financial Highlights

•	Software revenues were $1.2 billion, up 44% year-over-year.

•	Total revenues were $1.8 billion, up 38% year-over-year.

•	GAAP operating margin was negative 13.9%; non-GAAP operating margin was positive 12.7%.

•	Operating cash flow was $296.5 million with free cash flow of $273.3 million.

“I’m proud of the team’s exceptional performance which drove strong results this year,” said Doug Merritt, President and CEO, Splunk. “Organizations are competing in a highly complex and constantly changing data landscape. Splunk customers are succeeding because they have access to their data through Splunk’s investigative capabilities and integrated monitoring, analysis and automation. Our customers are also increasingly excited about our new technologies which unlock the value from streaming big data and lower the bar to entry for anyone to create business outcomes with data.”

Fourth Quarter 2019 and Fiscal Year 2019 Business Highlights:

Customers:

•	Signed more than 600 new enterprise customers in the fourth quarter.

•
New and Expansion Customers Include: Arlo, Bertelsmann (Germany), California Community Colleges, FIFA (Switzerland), Lego (Denmark), MINDBODY, ORIX Life Insurance Corporation (Japan), Puget Sound Energy, Queensland Health (Australia), Santos Limited (Australia), S&P Global Inc., Stagecoach (England), Steel Dynamics, Toast, World Wildlife Fund

Corporate:

•
New Product Innovation Fuels Future Growth: Splunk introduced more than a dozen new or updated products this fiscal year that make it easier to ask questions, take actions and drive meaningful business outcomes with data, including Splunk Enterprise, Splunk Cloud and Splunk for Industrial IoT. Splunk also unveiled Splunk Next, a series of new beta technologies such as Splunk Mobile, Splunk Data Stream Processor and Splunk Business Flow, demonstrating how our customers will be able to deliver limitless insights with data.

•
Strategic Acquisitions Expand Value for Customers: Splunk made several technology investments this fiscal year, including the acquisitions of Phantom and VictorOps. Phantom’s security orchestration, automation and response technology allows customers to extend the power of Splunk ES and Splunk UBA to act on security data significantly faster. With VictorOps, Splunk is combining machine learning and AI capabilities with incident management technology, giving customers a platform of engagement which helps DevOps teams innovate faster and deliver better customer experiences.

•
Recognition for World-Class Products and Strategy: Splunk continued to be recognized for its innovative approach to delivering value from data. Gartner named Splunk a Leader in the 2018 Gartner Magic Quadrant for Security Information and Event Management (SIEM) for the sixth consecutive year, while IDC’s WorldWide IT Operations

Splunk Inc. | www.splunk.com

Management Software Market Shares report recognized Splunk as the fastest growing vendor in the IT Operations market.

•
Partner Integrations Make Customers Successful: Splunk deepened relationships with its most strategic partners this year, including Amazon Web Services. Splunk announced its participation in AWS Security Hub, designed to help customers tackle their biggest security challenges within their AWS security environment in addition to several other AWS product integrations. Splunk continued to expand its vast partner ecosystem, with nearly 2,000 apps and integrations available on Splunkbase, making it easy for customers to extend the value of data within their existing infrastructure.

Financial Outlook

The company is providing the following guidance for its fiscal first quarter 2020 (ending April 30, 2019):

•	Total revenues are expected to be approximately $395 million.

•	Non-GAAP operating margin is expected to be approximately negative 8%.

The company is updating its previously provided guidance for its fiscal year 2020 (ending January 31, 2020):

•	Total revenues are expected to be approximately $2.20 billion (was approximately $2.15 billion).

•	Non-GAAP operating margin is expected to be approximately 14% (unchanged from previous guidance).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, interest expense related to convertible senior notes and acquisition-related adjustments, which may be significant.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter and full year 2019 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through March 8, 2019 by dialing (855) 859-2056 and referencing Conference ID 7387795.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal first quarter and fiscal year 2020 in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, the market for data-related products, future growth, momentum, strategy, technology and product innovation, expectations for our industry and business, expectations for our acquisitions and acquired products, customer demand, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2018, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.

Splunk Inc. | www.splunk.com

Splunk Inc. (NASDAQ: SPLK) turns machine data into answers. Organizations use market-leading Splunk solutions with machine learning to solve their toughest IT, Internet of Things and security challenges. Join millions of passionate users and discover your “aha” moment with Splunk today: http://www.splunk.com.

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2019 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Tom Stilwell
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
		*As Adjusted		*As Adjusted
Revenues
License	$411,031	$297,699	$1,030,277	$741,302
Maintenance and services	211,054	161,952	772,733	567,830
Total revenues	622,085	459,651	1,803,010	1,309,132
Cost of revenues
License	5,810	4,298	22,527	13,398
Maintenance and services	87,923	69,905	322,149	243,011
Total cost of revenues	93,733	74,203	344,676	256,409
Gross profit	528,352	385,448	1,458,334	1,052,723
Operating expenses
Research and development	131,151	83,962	441,969	301,114
Sales and marketing	303,861	219,512	1,029,950	777,876
General and administrative	69,183	47,651	237,588	159,143
Total operating expenses	504,195	351,125	1,709,507	1,238,133
Operating income (loss)	24,157	34,323	(251,173)	(185,410)
Interest and other income (expense), net
Interest income	16,136	2,670	31,458	8,943
Interest expense	(25,562)	(2,099)	(41,963)	(8,794)
Other income (expense), net	(856)	(1,829)	(1,513)	(3,600)
Total interest and other income (expense), net	(10,282)	(1,258)	(12,018)	(3,451)
Income (loss) before income taxes	13,875	33,065	(263,191)	(188,861)
Income tax provision (benefit)	11,749	(102)	12,386	1,357
Net income (loss)	$2,126	$33,167	$(275,577)	$(190,218)

Net income (loss) per share
Basic	$0.01	$0.23	$(1.89)	$(1.36)
Diluted	$0.01	$0.23	$(1.89)	$(1.36)

Weighted-average shares used in computing net income (loss) per share
Basic	147,697	142,074	145,707	139,866
Diluted	153,325	147,047	145,707	139,866

*	Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2019	January 31, 2018
		*As Adjusted
Assets
Current assets
Cash and cash equivalents	$1,876,165	$545,947
Investments, current	881,220	619,203
Accounts receivable, net	469,658	396,413
Prepaid expenses and other current assets	73,197	70,021
Deferred commissions, current	78,223	52,451
Total current assets	3,378,463	1,684,035
Investments, non-current	110,588	5,375
Property and equipment, net	158,276	160,880
Intangible assets, net	91,622	48,142
Goodwill	503,388	161,382
Deferred commissions, non-current	64,766	37,920
Other assets	193,140	41,711
Total assets	$4,500,243	$2,139,445
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,418	$11,040
Accrued compensation	226,061	145,365
Accrued expenses and other liabilities	125,641	84,631
Deferred revenue, current	673,018	489,913
Total current liabilities	1,045,138	730,949
Convertible senior notes, net	1,634,474	—
Deferred revenue, non-current	204,929	178,792
Other liabilities, non-current	95,245	98,383
Total non-current liabilities	1,934,648	277,175
Total liabilities	2,979,786	1,008,124
Stockholders’ equity
Common stock	149	143
Accumulated other comprehensive income (loss)	(2,506)	156
Additional paid-in capital	2,754,858	2,086,893
Accumulated deficit	(1,232,044)	(955,871)
Total stockholders’ equity	1,520,457	1,131,321
Total liabilities and stockholders’ equity	$4,500,243	$2,139,445

*	Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
		*As Adjusted		*As Adjusted
Cash flows from operating activities
Net income (loss)	$2,126	$33,167	$(275,577)	$(190,218)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,484	10,902	52,430	40,941
Amortization of deferred commissions	22,275	13,844	77,867	46,653
Amortization of investment premiums (accretion of discounts)	(2,891)	(114)	(4,743)	259
Amortization of debt discount and issuance costs	19,528	—	28,019	—
Stock-based compensation	134,585	91,930	441,930	358,463
Deferred income taxes	1,296	(2,145)	869	(4,822)
Facility exit charge - adjustment	—	—	—	(5,191)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(166,342)	(126,095)	(65,469)	(150,953)
Prepaid expenses and other assets	(90,650)	(37,110)	(153,434)	(45,611)
Deferred commissions	(49,769)	(32,292)	(130,485)	(76,756)
Accounts payable	2,469	(1,510)	9,240	3,409
Accrued compensation	44,636	28,858	81,213	44,484
Accrued expenses and other liabilities	20,253	7,393	30,751	9,967
Deferred revenue	175,368	159,243	203,843	232,279
Net cash provided by operating activities	127,368	146,071	296,454	262,904
Cash flows from investing activities
Purchases of investments	(299,588)	(127,858)	(1,109,852)	(645,762)
Maturities of investments	229,012	173,475	754,138	687,485
Acquisitions, net of cash acquired	—	—	(394,910)	(59,350)
Purchases of property and equipment	(7,983)	(6,572)	(23,160)	(20,503)
Other investment activities	(375)	(375)	(5,494)	(375)
Net cash provided by (used in) investing activities	(78,934)	38,670	(779,278)	(38,505)
Cash flows from financing activities
Proceeds from the exercise of stock options	258	1,701	1,953	4,175
Proceeds from employee stock purchase plan	22,141	14,762	46,342	34,044
Proceeds from the issuance of convertible senior notes, net of issuance costs	(929)	—	2,105,296	—
Purchase of capped calls	—	—	(274,275)	—
Taxes paid related to net share settlement of equity awards	(62,590)	(49,179)	(63,369)	(137,830)
Repayment of financing lease obligation	(660)	(509)	(2,522)	(1,808)
Net cash provided by (used in) financing activities	(41,780)	(33,225)	1,813,425	(101,419)
Effect of exchange rate changes on cash and cash equivalents	1,395	1,117	(383)	1,621
Net increase in cash and cash equivalents	8,049	152,633	1,330,218	124,601
Cash and cash equivalents at beginning of period	1,868,116	393,314	545,947	421,346
Cash and cash equivalents at end of period	$1,876,165	$545,947	$1,876,165	$545,947

*	Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

Splunk Inc.
Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP income tax provision (benefit), non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions and non-cash interest expense related to convertible senior notes. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. Splunk issued convertible notes in the third quarter of fiscal 2019, and therefore excludes non-cash interest expense related to the convertible senior notes beginning with the third quarter of fiscal 2019. The non-GAAP financial measures are also adjusted for Splunk’s estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk’s current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The non-GAAP tax rate applied to the three and twelve months ended January 31, 2019 was 20%. Splunk provides updates to this rate on an annual basis, or more frequently if material changes occur. In addition, Splunk’s non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions, and non-cash interest expense related to convertible senior notes from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$127,368	$146,071	$296,454	$262,904
Less purchases of property and equipment	(7,983)	(6,572)	(23,160)	(20,503)
Free cash flow (non-GAAP)	$119,385	$139,499	$273,294	$242,401
Net cash provided by (used in) investing activities	$(78,934)	$38,670	$(779,278)	$(38,505)
Net cash provided by (used in) financing activities	$(41,780)	$(33,225)	$1,813,425	$(101,419)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$93,733	$(11,239)	$(5,916)	$302		$—	$—	$76,880
Gross margin	84.9%	1.7%	1.0%	—%		—%	—%	87.6%
Research and development	131,151	(42,669)	(246)	519		—	—	88,755
Sales and marketing	303,861	(57,999)	(955)	1,123		—	—	246,030
General and administrative	69,183	(25,443)	—	261		—	—	44,001
Operating income	24,157	137,350	7,117	(2,205)		—	—	166,419
Operating margin	3.9%	22.2%	1.1%	(0.4)%		—%	—%	26.8%
Income tax provision	11,749	—	—	—		—	23,788	35,537
Net income	$2,126	$137,350	$7,117	$(183)	(2)	$19,528	$(23,788)	$142,150
Net income per share (1)	$0.01	$0.90	$0.05	$—		$0.13	$(0.16)	$0.93
_________________________

(1)	Calculated based on 153,325 diluted weighted-average shares of common stock, which includes 5,628 potentially dilutive shares related to employee stock awards.

(2)	Includes $2.0 million of interest expense related to the financing lease obligation.

(3)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2018

	GAAP *As Adjusted	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP *As Adjusted
Cost of revenues	$74,203	$(9,378)	$(3,995)	$328		$—	$61,158
Gross margin	83.9%	2.0%	0.9%	(0.1)%		—%	86.7%
Research and development	83,962	(29,643)	(279)	475		—	54,515
Sales and marketing	219,512	(40,322)	(16)	1,170		—	180,344
General and administrative	47,651	(15,519)	—	233		—	32,365
Operating income	34,323	94,862	4,290	(2,206)		—	131,269
Operating margin	7.5%	20.7%	0.9%	(0.5)%		—%	28.6%
Income tax provision (benefit)	(102)	—	—	—		35,769	35,667
Net income	$33,167	$94,862	$4,290	$(123)	(2)	$(35,769)	$96,427
Net income per share (1)	$0.23	$0.64	$0.03	$—		$(0.24)	$0.66

*	Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.
_________________________

(1)	Calculated based on 147,047 diluted weighted-average shares of common stock, which includes 4,973 potentially dilutive shares related to employee stock awards.

(2)	Includes $2.1 million of interest expense related to the financing lease obligation.

(3)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Acquisition-related adjustments		Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (4)	Non-GAAP
Cost of revenues	$344,676	$(39,429)	$(21,444)	$1,218		$—		$—	$—	$285,021
Gross margin	80.9%	2.2%	1.2%	(0.1)%		—%		—%	—%	84.2%
Research and development	441,969	(141,315)	(1,041)	2,029		—		—	—	301,642
Sales and marketing	1,029,950	(197,384)	(2,740)	4,573		—		—	—	834,399
General and administrative	237,588	(79,045)	—	1,002		(6,034)		—	—	153,511
Operating income (loss)	(251,173)	457,173	25,225	(8,822)		6,034		—	—	228,437
Operating margin	(13.9)%	25.4%	1.4%	(0.5)%		0.3%		—%	—%	12.7%
Income tax provision	12,386	—	—	—		3,313	(3)	—	34,826	50,525
Net income (loss)	$(275,577)	$457,173	$25,225	$(636)	(2)	$2,721		$28,019	$(34,826)	$202,099
Net income (loss) per share (1)	$(1.89)									$1.33
_________________________

(1)
GAAP net loss per share calculated based on 145,707 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 152,126 diluted weighted-average shares of common stock, which includes 6,419 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Includes $8.2 million of interest expense related to the financing lease obligation.

(3)	Represents the partial release of the valuation allowance.

(4)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2018

	GAAP *As Adjusted	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Acquisition-related adjustments		Income tax effects related to non-GAAP adjustments (4)	Non-GAAP *As Adjusted
Cost of revenues	$256,409	$(34,814)	$(12,387)	$1,259		$—	$—		$—	$210,467
Gross margin	80.4%	2.7%	0.9%	(0.1)%		—%	—%		—%	83.9%
Research and development	301,114	(109,743)	(492)	1,990		—	—		—	192,869
Sales and marketing	777,876	(164,363)	(1,909)	4,684		—	—		—	616,288
General and administrative	159,143	(61,192)	—	927		5,191	(643)		—	103,426
Operating income (loss)	(185,410)	370,112	14,788	(8,860)		(5,191)	643		—	186,082
Operating margin	(14.2)%	28.4%	1.1%	(0.7)%		(0.4)%	—%		—%	14.2%
Income tax provision	1,357	—	—	—		—	2,540	(3)	47,681	51,578
Net income (loss)	$(190,218)	$370,112	$14,788	$(463)	(2)	$(5,191)	$(1,897)		$(47,681)	$139,450
Net income (loss) per share (1)	$(1.36)									$0.96

*	Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.
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(1)
GAAP net loss per share calculated based on 139,866 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 144,862 diluted weighted-average shares of common stock, which includes 4,996 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Includes $8.4 million of interest expense related to the financing lease obligation.

(3)	Represents the partial release of the valuation allowance.

(4)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

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